EXHIBIT 99.1

1606 Corp., a Leader in AI Chatbot Technology, Launches Email Capture Feature to Enhance Customer Engagement

Seattle, WA – 1606 Corp. (OTC Pink: CBDW) (the “Company,” “1606,” or “CBDW”), a pioneering company in the field of AI chatbot technology, has announced the launch of a new feature that will greatly boost how businesses engage with their customers. The Company's latest added bot feature, the Email Capture feature, allows businesses to capture email addresses during customer interactions, further enhancing their marketing capabilities and customer relationship management.

With the Email Capture feature, businesses can now leverage 1606's advanced AI chatbots to not only provide education to customers but also gather valuable contact information from their customers. This new functionality is designed to streamline the lead generation process and empower businesses to build stronger connections with their audience.

"We are thrilled to introduce the Email Capture feature as part of our AI chatbot solutions," said Greg Lambrecht, 1606's CEO. "This enhancement reflects our commitment to providing cutting-edge tools that help businesses drive engagement, generate leads, and deliver exceptional customer experiences."

Key features of the Email Capture feature include:

1. Seamless Integration: The Email Capture feature seamlessly integrates into existing AI chatbot workflows, ensuring a smooth and intuitive user experience for both businesses and customers.

2. Customizable Forms: Businesses can customize the email capture messaging to align with their branding and messaging, creating a cohesive and engaging interaction with customers.

3. Data Privacy and Compliance: 1606 prioritizes data privacy and compliance, ensuring that all email capture processes adhere to industry standards and regulations.

The launch of the Email Capture feature underscores 1606's dedication to empowering businesses with innovative AI solutions that drive growth and success. By combining the power of AI chatbots with email capture capabilities, businesses can unlock new opportunities for customer engagement and conversion.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in the online CBD industry. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the CBD industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

1

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information about 1606 Corp. and its AI chatbot solutions, please visit cbdw.ai

Contact

Greg Lambrecht

greg@1606corp.com

cbdw.ai

2